Exhibit 3.1
DEAN HELLER
Secretary of State
2067 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
FILED # C19663-04
     JUL 26 2004

Articles of Incorporation
(Pursuant to NRS 78)

1.	Name of
	Corporation:	ESPRE SOLUTIONS, INC.

2.	Resident Agent	CSC SERVICES OF NEVADA, INC.
	Name and Street	502 E. John Street, Room E
	Address:	Carson City, Nevada 89706

3.	Shares:	Number of shares
with par value: 55,000,000 Par Value: $.001

4.	Names &	Michael Bokzam
	Addresses	1000 E. Atlantic Blvd., Suite 201-D
	Of Board of	Pompano Beach, FL 33060
Directors/Trustees:
Patrick Castagna
1000 E. Atlantic Blvd., Suite 201-D
Pompano Beach, FL 33060

Peter Ianace
5609 Wayfarer Drive
Plano, Texas 75093

5.	Purpose:
(optional)

6.	Names, Address	Michael Bokzam /s/ Michael Bokzam
	And Signature of	1000 E. Atlantic Blvd, Suite 201-D
	Incorporator:	Pompano Beach, FL 33060

7.	Certificate of	I hereby accept appointment as Resident Agent for the
	Acceptance of	above named corporation:
Appointment of
	Resident Agent	/s/ Brian Courtney Date: 7-14-04

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF ESPRE SOLUTIONS, INC.

4.	Names & Addresses of Board of Directors (continued): Kyle A. Nelson 5609 Wayfarer Drive Plano, Texas 75093 Robert Logan 5609 Wayfarer Drive Plano, Texas 75093